Consent of Independent Registered Public Accounting Firm

The Board of Directors
Jackson National Life Insurance Company and
Contract Owners of Jackson National Separate Account I:

We consent to the use of our reports on the financial statements of Jackson National Life Insurance Company dated March 6, 2015 and on the financial statements of each sub-account within Jackson National Separate Account I dated March 25, 2015, included herein and to the reference to our firm as "Experts" in the Statement of Additional Information, as part of the Post-Effective Amendment to the Form N-4 Registration Statement of Jackson National Separate Account I.

KPMG LLP

Chicago, Illinois
April 20, 2015